SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 14, 2013

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On August 16, 2013, CBL & Associates Properties, Inc. (the “Company”), announced that, at a meeting held on August 14, 2013, the Company's Board of Directors voted to increase the size of the Company's Board to nine members and in connection with such action appointed Mr. A. Larry Chapman as an additional director of the Company. Mr. Chapman's initial term will expire at the Company's 2014 Annual Meeting of Stockholders. Mr. Chapman has not been appointed to any Committees of the Board of Directors at this time. Mr. Chapman will be compensated for his service on the Board of Directors as described in the Company's Proxy Statement for its 2013 Annual Meeting of Stockholders filed with the Securities & Exchange Commission on March 29, 2013. As described therein, Mr. Chapman received an initial grant of 1,000 shares of restricted Common Stock of the Company under the Company's 2012 Stock Incentive Plan upon his appointment as a non-employee director of the Company. The restrictions on shares of Common Stock received by non-employee directors under the 2012 Stock Incentive Plan provide that such shares may not be transferred during the non-employee director's term.

Mr. Chapman is a retired 37-year veteran of Wells Fargo. He was most recently the Head of Commercial Real Estate, and a member of the Wells Fargo Management Committee.

Item 7.01	Regulation FD Disclosure.

The Company's press release announcing the appointment of Mr. Chapman to its Board of Directors is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Shell Company Transactions

Not applicable

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release - CBL & Associates Properties, Inc. Announces A. Larry Chapman Appointed to its Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana K. Mitchell
___________________________________
Farzana K. Mitchell
Executive Vice President -
Chief Financial Officer and Treasurer

Date: August 16, 2013